Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1, S-3 and S-8 of our report dated March 30, 2026, relating to the consolidated financial statements of Ainos, Inc. included in its annual report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

S-1

File No. 333-275971

File No. 333-278556

S-3

File No. 333-279880

File No. 333-284003

S-8

File No. 333-266043

File No. 333-266042

File No. 333-272639

File No. 333-280928

File No. 333-286377

File No. 333-293471

/s/ YCM CPA INC.

Irvine, California

March 30, 2026